EXHIBIT 8.1


                            LOCKE LIDDELL & SAPP LLP
                          2200 Ross Avenue, Suite 2200
                               Dallas, Texas 75201



                                  June 23, 2004




Titanium Metals Corporation
1999 Broadway, Suite 4300
Denver, Colorado  80202

Ladies & Gentlemen:

     We have acted as counsel to Titanium Metals Corporation, a Delaware corporation ("TIMET"), in connection with the exchange (the "Exchange") of certain 6 5/8% Convertible Preferred Securities, Beneficial Unsecured Convertible Securities for new 6 3/4% Series A Convertible Preferred Stock ("Preferred Stock"). This opinion is being delivered in connection with the filing with the Securities and Exchange Commission of TIMET's Registration
Statement on Form S-4 (the "Registration Statement") to which this opinion appears as an exhibit. In acting as counsel to TIMET, we have participated in the preparation and filing with the Securities and Exchange Commission of the Prospectus contained in the Registration Statement (the "Prospectus"). All capitalized terms used but not defined herein have the meanings ascribed to them in the Registration Statement.

     You have requested that we render the opinion set forth below. In rendering such opinion, we have assumed with your consent that (i) the Exchange will be effected as described in the Registration Statement, (ii) the representations made by TIMET in a letter provided to us dated as of the date hereof (the "Tax Certificate") are true, correct and complete, and will be true, correct and complete as of the date the Exchange is effectuated (the "Effective Time"), as if made as of the Effective Time, (iii) any representations made in such Tax Certificate "to the best knowledge of" or similarly qualified are true, correct and complete without such qualification and (iv) as to all matters as to which any person or entity represents that it is not a party to, does not have or is not aware of any plan, intention, understanding or agreement, there is in fact no such plan, intention, understanding or agreement. Our opinion set forth below assumes (i) that statements as to factual matters contained in the Registration Statement are true, correct and complete as of the date hereof, and will be true, correct and complete as of the Effective Time, (ii) the conformity of the Preferred Stock to the terms set forth in the Registration Statement and (iii) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies.

     Based upon and subject to the foregoing, in our opinion, the discussion contained in the Registration Statement under the caption "Material U.S. Federal Income Tax Considerations," subject to the limitations, assumptions and qualifications described therein, sets forth the material U.S. federal income tax consequences generally applicable to U.S. Holders who receive shares of Preferred Stock pursuant to the Exchange.

     Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations, administrative interpretations, and judicial decisions as of the date hereof. Statutes, regulations, administrative interpretations, and judicial decisions are subject to change at any time and, in some circumstances, with retroactive effect. No assurance can be given that such changes would not adversely affect the accuracy of the conclusions stated herein or render our opinion obsolete. Nevertheless, by rendering this opinion we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal tax laws.

     No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the federal income tax consequences of any matters set forth in

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Titanium Metals Corporation
June 23, 2004
Page 2


the section of the Registration Statement entitled "Material U.S. Federal Income Tax Considerations." The opinion expressed herein is not binding on the IRS or any court, and there can be no assurance that the IRS or a court will not disagree with such opinion.

     Because this opinion is being delivered prior to the Effective Time, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place that could affect the U.S. federal income tax consequences of the Exchange or that contrary positions may not be taken by the IRS.

     We are members of the Bar of the State of Texas and we do not express any opinion herein concerning any law other than federal tax law of the United States.

     This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material federal income tax considerations of the exchange, including the Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                           Very truly yours,

                           LOCKE LIDDELL & SAPP LLP
                           By:/s/ C. Ronald Kalteyer
                              -------------------------------------------------
                              C. Ronald Kalteyer